August 28, 2014

Boston Financial Data Services, Inc.

2 Heritage Drive, 4th Floor

North Quincy, Massachusetts 02171

Attention: Legal Department

RE: Schwab Capital Trust (the “Fund”)

Ladies and Gentlemen:

Reference is made to the Transfer Agency and Service Agreement between us, dated as of July 1, 2009 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional Fund, as defined in the Agreement:

Schwab Fundamental Global Real Estate Index Fund

In accordance with the Additional Funds provision of Section 17 of the Agreement, we request that you act as Transfer Agent with respect to each additional fund. A current Schedule A to the Agreement is attached hereto. In connection with such request, the undersigned, on behalf of the Fund and the additional fund, hereby confirms to you, as of the date hereof, the representations and warranties set forth in Section 5 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Fund and retaining one copy for your records.

Very truly yours,

SCHWAB CAPITAL TRUST
On behalf of the Schwab Fundamental Global Real Estate Index Fund

By:	/s/ George Pereira
	Name:	George Pereira
	Title:	Treasurer and Principal Financial Officer

Accepted:

BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Richard J. Johnson
	Name:	Richard J. Johnson
	Title:	Managing Director

SCHEDULE A

LIST OF FUNDS

As of September 3, 2014

THE CHARLES SCHWAB FAMILY OF FUNDS

Schwab Money Market Fund

Schwab Value Advantage Money Fund

Schwab Value Advantage Money Fund-Institutional Prime Shares

Schwab Retirement Advantage Money Fund

Schwab Investor Money Fund

Schwab Government Money Fund

Schwab U.S. Treasury Money Fund

Schwab Municipal Money Fund

Schwab California Municipal Money Fund

Schwab New York AMT Tax-Free Money Fund (formerly NY Muni Money Fund)

Schwab AMT Tax-Free Money Fund (formerly Florida Muni Money Fund)

Schwab California AMT Tax-Free Money Fund

Schwab Massachusetts AMT Tax-Free Money Fund (formerly MA Muni Money Fund)

Schwab Pennsylvania Municipal Money Fund

Schwab New Jersey AMT Tax-Free Money Fund (formerly NJ Muni Money Fund)

Schwab Cash Reserves

Schwab Advisor Cash Reserves

Schwab Treasury Obligations Money Fund

SCHWAB INVESTMENTS

Schwab 1000 Index Fund

Schwab Short-Term Bond Market Fund

Schwab Total Bond Market Fund

Schwab GNMA Fund

Schwab Tax-Free Bond Fund

Schwab California Tax-Free Bond Fund

Schwab Treasury Inflation Protected Securities Index Fund (formerly Schwab Inflation Protected Fund)

Schwab Global Real Estate Fund

Schwab Premier Income Fund

SCHWAB CAPITAL TRUST

Schwab MarketTrack All Equity Fund

Schwab MarketTrack Growth Portfolio

Schwab MarketTrack Balanced Portfolio

Schwab MarketTrack Conservative Portfolio

Schwab Balanced Fund (formerly Schwab Viewpoints Fund)

Laudus Small-Cap MarketMasters Fund

Laudus International MarketMasters Fund

Schwab Core Equity Fund

Schwab Hedged Equity Fund

Schwab Premier Equity Fund

Schwab Total Stock Market Index Fund

Schwab S&P 500 Index Fund

Schwab Small Cap Index Fund

Schwab International Index Fund

SCHWAB CAPITAL TRUST (continued)

Schwab Financial Services Fund

Schwab Health Care Fund

Schwab Small Cap Equity Fund

Schwab Dividend Equity Fund

Schwab Target 2010 Fund

Schwab Target 2015 Fund

Schwab Target 2020 Fund

Schwab Target 2025 Fund

Schwab Target 2030 Fund

Schwab Target 2035 Fund

Schwab Target 2040 Fund

Schwab Large Cap Growth Fund

Schwab Fundamental US Small Company Index Fund

Schwab Fundamental US Large Company Index Fund

Schwab Fundamental International Large Company Index Fund

Schwab Fundamental Emerging Markets Fund

Schwab Fundamental International Small Company Index Fund

Schwab Monthly Income Fund—Moderate Payout

Schwab Monthly Income Fund—Enhanced Payout

Schwab Monthly Income Fund—Maximum Payout

Schwab International Core Equity Fund

Schwab Target 2045 Fund

Schwab Target 2050 Fund

Schwab Target 2055 Fund

Schwab Fundamental Global Real Estate Index Fund

SCHWAB ANNUITY PORTFOLIOS

Schwab Money Market Portfolio

Schwab MarketTrack Growth Portfolio II

Schwab S&P 500 Index Portfolio

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio